UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 20, 2004

Age Research Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26285	87-0419387
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

31103 Rancho Viejo Road, #2102, San Juan Capistrano, Ca 92675

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 800-597-1970

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

In a letter dated February 20, 2004, Age Research Inc. formally notified The Varsity Group, a Missouri corporation having its principal place of business at 12755 Olive Boulevard, Suite 120, St. Louis, Missouri 63141, that it has withdrawn its offer set forth in the Agreement of May 22, 2003 to acquire The Varsity Group due to the extraordinary time required to complete the transaction as well as the most current financial condition of The Varsity Group.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

For the three months ended September 30, 2003, the Company had sales of approximately $1,000. Effective Jan. 01, 2004, the Company discontinued all sales of products. The Company's current business plan is to search for and investigate merger or acquisition opportunities, although the Company currently has not engaged in any formal talks with any parties concerning any potential merger or acquisition.

[Remainder of Page Left Intentionally Blank.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                            AGE RESEARCH INC.,

                                                                                                                            a Delaware corporation

Date: February 24, 2004                                                                                     By /s/ Richard Holt

                                                                                                                                Richard Holt

                                                                                                                                President